SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 12, 2013 (November 6, 2013)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

On November 6, 2013, our board of directors unanimously approved a new growth strategy. Part of this strategy includes the sale of the following hotel properties:

•	Red Lion Hotel Canyon Springs, 112 rooms

1357 Blue Lakes Blvd. N., Twin Falls, ID

•	Red Lion Hotel Columbia Center, 162 rooms

1101 N. Columbia Center Blvd., Kennewick, WA

•	Red Lion Hotel & Conference Center Kelso/Longview, 161 rooms

510 Kelso Dr., Kelso, WA

•	Red Lion Hotel Pocatello, 150 rooms

1555 Pocatello Creek Rd., Pocatello, ID

•	Red Lion Hotel Wenatchee, 149 rooms

1225 N. Wenatchee Ave., Wenatchee, WA

•	Red Lion Hotel Yakima Center, 156 rooms

607 E. Yakima Ave., Yakima, WA

The aggregate carrying value of these six properties at September 30, 2013 was $26.2 million. Based on the amounts we estimate we will realize upon sale of these properties, we anticipate taking non-cash, pre-tax impairment charges of $6 million to $8 million during the fourth quarter of 2013.

Item 8.01	Other Events.

The press release that we issued to announce the new growth strategy approved by our board is included as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated November 8, 2013.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: November 12, 2013	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary

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